UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2020, fuboTV Inc., a Florida corporation (the “Company”), filed an amendment to its Articles of Incorporation to withdraw, cancel and terminate the previously filed Certificate of Designation with respect to 2,000,000 shares of its Series D Convertible Preferred Stock, par value $0.0001 per share (the “Amendment”). Evidence of the file-stamped Amendment had not been received from Florida’s Secretary of State as of September 30, 2020. Upon the withdrawal, cancelation and termination of such designation, all shares previously designated as Series D Convertible Preferred Stock will be returned to the status of authorized but undesignated shares of Preferred Stock, par value $0.0001 per share of the Company.

The foregoing description of the Articles of Amendment is qualified in its entirety by reference to the Articles of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 24, 2020, a majority of the Series AA Convertible Preferred Stock (the “Series AA”) of the Company, acting by written consent pursuant to Section 607.0704 of the Florida Business Corporation Act, approved a waiver under the Certificate of Designation of Series AA of the Company in connection with the redemption of 203,000 shares of the Company’s Series D Convertible Preferred Stock on September 2, 2020 (the “Redemption”). As of September 28, 2020, the holders of 20,820,439 shares, or 65.86%, of the Series AA had approved the Redemption.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation, filed on September 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FUBOTV INC.

Date: September 30, 2020	By:	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer